Exhibit 99

VIACOM REPORTS RECORD SECOND QUARTER 2004 RESULTS

•                  Diluted Earnings Per Share of $.43 Up 16% and Operating Income Up 10% On 7% Higher Revenues

•                  Quarterly Results Led By Double-Digit Operating Income and Revenue Growth in Cable Networks and Television Segments

•                  Advertising Revenues Climb 11% to $3.4 Billion

New York, New York, July 22, 2004 — Viacom Inc. (NYSE: VIA and VIA.B) today reported record results for the second quarter ended June 30, 2004, including double-digit increases in net earnings and operating income. Viacom’s second quarter results were led by double-digit revenue and operating income increases in the Company’s Cable Networks and Television segments, as well as revenue growth in every business segment.

For the second quarter of 2004, Viacom reported operating income of $1.4 billion, an increase of 10% from $1.3 billion for the same quarter last year, on revenues of $6.8 billion, an increase of 7% from $6.4 billion for the same quarter last year. Operating income gains were led by increases of 23% in Cable Networks and 35% in Television, as well as growth in overall advertising revenues of 11% in the second quarter of 2004.

Viacom’s net earnings for the second quarter of 2004 rose to $754 million, or $.43 per diluted share, from $660 million, or $.37 per diluted share, for the same quarter last year, an increase of 14%, or 16% on a per share basis. Second quarter results include 2004 severance charges of $56 million, $34 million net of tax, or $.02 per diluted share, due to management changes.

For the second quarter of 2004, Viacom’s free cash flow climbed to $1.0 billion from $890 million for the same prior-year period, an increase of 14%. Increased free cash flow resulted principally from higher operating income as well as improvements in working capital partially offset by higher cash taxes and higher capital expenditures versus the second quarter of 2003. Free cash flow reflects the Company’s net cash flow from operating activities of $1.2 billion less capital expenditures of $138 million.

For the six months ended June 30, 2004, operating income increased 14% to $2.6 billion from $2.3 billion, on revenues of $13.6 billion, a 9% increase over revenues of $12.5 billion for the first half of 2003. Net earnings of $1.5 billion, or $.84 per diluted share for the first half of 2004, compared with net earnings of $1.1 billion, or $.63 per diluted share, for the same prior-year period, an increase of 33%, or 35% on a per share basis. Six month results include severance charges of $56 million, $34 million net of tax, or $.02 per diluted share, due to management changes. Free cash flow for the six months ended June 30, 2004 was $1.8 billion, 24% higher than the same prior-year period free cash flow of $1.5 billion.

Results for the first half of 2004 include the recognition of a tax benefit of $141 million, net of minority interest, or $.08 per diluted share, from the resolution of the Company’s federal income tax audit for the years 1997 through May 4, 2000.

Sumner M. Redstone, Chairman and Chief Executive Officer, said, “Viacom finished the first half of 2004 with an outstanding second quarter performance, highlighted by double-digit gains in net earnings and operating income and high single-digit growth in revenues. Once again our results were led by exceptional performances in our Cable Networks and Television segments which account for over 70% of the Company’s operating income. Our television businesses continue to lead the industry in converting creative and ratings successes into strong double-digit increases in operating income and revenue. We also experienced strong increases in the television upfront advertising process, locking in higher rates and increased dollars, a performance which should benefit Viacom through at least the third quarter of 2005. The second quarter also benefited from top line increases in every business unit, paced by an 11% increase in overall advertising revenues.

“Free cash flow in the second quarter increased 14%, indicative of Viacom’s ability to turn top line growth into steadily rising value for shareholders,” Mr. Redstone added. “We also made significant progress in our planned separation from Blockbuster and we expect it to be completed in early October. Additionally, Viacom announced an agreement to acquire VIVA Media AG in Germany, an important strategic addition to our international portfolio of cable networks and a major step forward in one of the largest television markets in Europe, and we announced our intention to acquire all of the outstanding shares of SportsLine.com that we do not already own. These strategic deals enhance our position in two key areas, international television and the internet, and we intend to continue to capitalize on opportunities that present themselves. That said, we don’t presently see the need to do any major deals. The Company intends to resume its stock buyback program following our separation from Blockbuster.”

Business Outlook

The Company continues to believe it is on track to deliver full year 2004 revenue growth of 5% to 7%, operating income growth of 12% to 14% and earnings per share growth of 13% to 15%. Operating income and EPS guidance excludes the 2003 non-cash charge related to Blockbuster, the 2004 severance charges and the 2004 tax benefit from the resolution of the Company’s federal income tax audit.

Consolidated and Segment Results (Three and six months ended June 30, 2004 and 2003)

The following table sets forth the revenue sources of the Company and the percentage that each type contributes to consolidated revenues for the three and six months ended June 30, 2004 and 2003.

	Percentage of Total Revenues
	Three Months Ended June 30,		Six Months Ended June 30,
Revenues by Type	2004	2003	2004	2003

Advertising sales	49%	48%	49%	46%
Rental/retail sales	20	21	21	23
Affiliate fees	10	9	10	10
Feature film exploitation	6	7	7	7
TV license fees	4	5	5	5
Other	11	10	8	9
Total	100%	100%	100%	100%

Advertising sales are primarily generated from the Company’s Cable Networks, Television, Radio and Outdoor segments. Rental/retail sales are generated by Blockbuster through its rental operations and retail sales of DVDs, videocassettes (VHS) and games. Affiliate fees are principally generated from Cable Networks and license fees are generated from the Television segment. Feature film exploitation reflects revenues from the Entertainment segment. Other primarily includes revenues from publishing, theme park operations, movie theaters and consumer products.

The following tables present Viacom’s revenues, operating income and depreciation and amortization for the three and six months ended June 30, 2004 and 2003 (dollars in millions).

	Three Months Ended June 30,		Better/	Six Months Ended June 30,		Better/
Revenues	2004	2003	(Worse)%	2004	2003	(Worse)%

Cable Networks	$1,587.4	$1,348.5	18%	$2,995.1	$2,516.7	19%
Television	2,063.9	1,862.0	11	4,336.6	3,786.5	15
Radio	561.3	551.0	2	1,016.4	994.8	2
Outdoor	484.0	462.4	5	887.3	840.7	6
Entertainment	950.9	920.0	3	1,802.5	1,718.2	5
Video	1,421.2	1,392.2	2	2,924.3	2,910.0	―
Eliminations	(226.9)	(117.8)	(93)	(348.0)	(297.8)	(17)
Total Revenues	$6,841.8	$6,418.3	7%	$13,614.2	$12,469.1	9%

	Three Months Ended June 30,		Better/	Six Months Ended June 30,		Better/
Operating Income	2004	2003	(Worse)%	2004	2003	(Worse)%

Cable Networks	$607.9	$492.8	23%	$1,143.4	$925.0	24%
Television(a)	528.1	392.2	35	863.8	634.8	36
Radio	266.5	266.0	—	465.7	456.6	2
Outdoor	77.6	78.3	(1)	91.4	103.7	(12)
Entertainment(a)	67.8	72.2	(6)	101.2	93.7	8
Video	76.3	105.3	(28)	201.2	254.0	(21)
Corporate expenses(a)	(87.7)	(50.6)	(73)	(124.2)	(80.7)	(54)
Residual costs	(28.5)	(36.6)	22	(56.9)	(73.2)	22
Eliminations	(60.9)	(4.1)	N/M	(59.0)	(11.6)	N/M
Total Operating Income(a)	$1,447.1	$1,315.5	10%	$2,626.6	$2,302.3	14%

(a) 2004 total operating income includes severance charges of $56.2 million, reported as follows: Television ($10.4 million), Entertainment ($10.4 million) and Corporate expenses ($35.4 million).

N/M — Not Meaningful

	Three Months Ended June 30,		Six Months Ended June 30,
Depreciation and Amortization	2004	2003	2004	2003

Cable Networks	$63.5	$48.0	$121.0	$95.7
Television	37.9	37.0	73.3	74.0
Radio	8.5	7.0	15.8	13.9
Outdoor	56.5	54.7	110.7	106.9
Entertainment	33.2	32.5	65.1	62.4
Video	60.5	61.6	120.1	123.3
Corporate expenses	5.6	5.6	11.2	11.4
Total Depreciation and Amortization	$265.7	$246.4	$517.2	$487.6

Cable Networks (MTV Networks, including MTV, VH1, Nickelodeon/Nick at Nite, TV Land, Spike TV, CMT and Comedy Central; BET; and Showtime Networks Inc.)

For the quarter, Cable Networks revenues increased 18% to $1.6 billion from $1.3 billion and operating income increased 23% to $608 million from $493 million. Comedy Central, which was acquired in May 2003, contributed 6% to Cable Networks revenue growth and 5% to operating income growth for the quarter. The revenue increases were led by 26% growth in advertising revenues, with MTVN up 27%, delivering double-digit growth across all its channels, and BET up 23%. Cable Networks affiliate fees increased 8% as increases at MTVN and BET were partially offset by a 5% decline at Showtime. Ancillary revenues increased 17%, benefiting from higher Nickelodeon consumer product licensing revenues and higher home video revenues, principally from Chappelle’s Show. Cable Networks operating results for the second quarter of 2004 reflect an additional $5 million restructuring charge recorded for Comedy Central as compared with $26 million of restructuring charges recorded in the second quarter of 2003 principally associated with the acquisition of Comedy Central and organizational changes at Showtime.

Television (CBS and UPN Television Networks and Stations; Television Production and Syndication)

For the quarter, Television revenues increased 11% to $2.1 billion from $1.9 billion and operating income increased 35% to $528 million from $392 million. CBS and UPN Networks combined delivered 10% higher advertising revenues primarily due to double-digit revenue growth in CBS primetime, sports and late night dayparts. The Stations group advertising revenues increased 8%, benefiting from the strength of CBS Network ratings and higher political spending. Syndication revenues were higher principally due to the basic cable availability of Star Trek: Deep Space Nine partially offset by lower international syndication revenues. Included in operating results was a severance charge of $10 million related to a management change.

Radio (Radio Stations)

For the quarter, Radio revenues increased 2% to $561 million from $551 million and operating income of $267 million was flat with the comparable prior-year period. Total expenses increased 4%, primarily due to increases in marketing, program rights amortization and employee-related expenses.

Outdoor (Outdoor Advertising Properties)

For the quarter, Outdoor revenues increased 5% to $484 million from $462 million, and operating income of $78 million decreased 1% compared with the same prior-year period. Outdoor revenue increases reflect growth of 5% in U.S. Billboards and 11% in Europe, which continues to benefit from favorable exchange rates, partially offset by continued softness in billboards in Mexico and U.S. transit. Operating results reflect a 6% increase in expenses principally due to higher transit costs.

Entertainment (Paramount Pictures, Simon & Schuster, Famous Players, Paramount Parks and Famous Music Publishing)

For the quarter, Entertainment revenues of $951 million increased 3% from $920 million principally reflecting higher Publishing, Parks and Theaters revenues, partially offset by lower Features revenues. Publishing’s double-digit increase in revenues was led by Plan of Attack by Bob Woodward and The Dark Tower VI: Song of Susannah by Stephen King. Parks revenue growth was driven by a 16% increase in attendance, partially offset by a 4% decrease in per capita spending. Second quarter 2004 domestic theatrical releases included Mean Girls, The Stepford Wives and The Prince and Me. Operating income of $68 million decreased 6% from the prior-year period as the growth at Parks and Publishing was more than offset by the decline at Features and a $10 million severance charge related to a management change.

Video (Blockbuster)

For the quarter, Video revenues of $1.42 billion increased 2% from $1.39 billion reflecting an 18% increase in worldwide retail revenues, partially offset by a 2% decrease in worldwide rental revenues. Worldwide same store revenues decreased 4.4% with same store rental revenues down 6.4% due to weak rental traffic industry-wide, and same store retail revenues up 4.3% due to strong growth in international retail sales. Blockbuster added 129 domestic and 147 international company-owned and franchise stores since the second quarter of 2003. Total gross margin increased to 61.3% from 60.6% reflecting improvements in both rental and retail margins. Operating income decreased 28% to $76 million from $105 million for the same prior-year period reflecting higher costs to support store expansion and new initiatives.

Corporate Expenses

For the quarter, Corporate expenses, including depreciation, increased to $88 million from $51 million. The increase for the quarter was principally due to a corporate severance charge of $35 million.

Residual Costs

Residual costs primarily include pension and postretirement benefit costs for benefit plans retained by the Company for previously divested businesses. For the quarter, residual costs decreased to $29 million from $37 million. The decrease in residual costs was primarily due to higher plan asset performance partially offset by actuarial losses from a lower discount rate.

Eliminations

Eliminations primarily reflect the timing of intercompany transactions from the sale of television product to Cable Networks and the sale of feature films to cable and broadcast networks and the Video segment.

Other Matters

On May 19, 2004, Viacom’s Board of Directors declared a quarterly cash dividend of $.06 per share to stockholders of record at the close of business on June 1, 2004, and approximately $103 million was paid to these stockholders on July 1, 2004.

Viacom is a leading global media company, with preeminent positions in broadcast and cable television, radio, outdoor advertising, and online. With programming that appeals to audiences in every demographic category across virtually all media, the company is a leader in the creation, promotion, and distribution of entertainment, news, sports, music, and comedy. Viacom’s well-known brands include CBS, MTV, Nickelodeon, Nick at Nite, VH1, BET, Paramount Pictures, Infinity Broadcasting, Viacom Outdoor, UPN, TV Land, Comedy Central, CMT: Country Music Television, Spike TV, Showtime, Blockbuster, and Simon & Schuster. More information about Viacom and its businesses is available at www.viacom.com.

Cautionary Statement Concerning Forward-looking Statements

This news release contains both historical and forward-looking statements. All statements, including Business Outlook, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products; consumer demand for VHS, DVD and video games, and the mix between rental and sales volume and competitive conditions in these markets; that the Company may determine for market or other reasons not to effectuate the divestiture of Blockbuster; that a split-off of Blockbuster, if it does occur, may be taxable; and other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s previous news releases and filings made by the Company with the Securities and Exchange Commission including but not limited to the Company’s Form 10-K for the period ended December 31, 2003. The forward-looking statements included in this document are made only as of the date of this document, and, under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Carl D. Folta	Martin Shea
Senior Vice President, Corporate Relations	Senior Vice President, Investor Relations
(212) 258-6352	(212) 258-6515
carl.folta@viacom.com	marty.shea@viacom.com

Susan Duffy	James Bombassei
Vice President, Corporate Relations	Vice President, Investor Relations
(212) 258-6347	(212) 258-6377
susan.duffy@viacom.com	james.bombassei@viacom.com

VIACOM INC. AND SUBSIDIARIES

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited; all amounts, except per share amounts, are in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Revenues	$6,841.8	$6,418.3	$13,614.2	$12,469.1

Operating income	1,447.1	1,315.5	2,626.6	2,302.3

Interest expense	(182.7)	(195.8)	(367.2)	(389.3)
Interest income	3.7	3.9	9.1	7.6
Other items, net	31.4	8.5	19.8	20.9
Earnings before income taxes	1,299.5	1,132.1	2,288.3	1,941.5

Provision for income taxes	(527.6)	(456.1)	(782.4)	(786.3)
Equity in loss of affiliated companies, net of tax	(8.4)	(2.4)	(10.5)	(2.4)
Minority interest, net of tax	(9.7)	(14.0)	(31.1)	(31.6)
Net earnings before cumulative effect of change in accounting principle	753.8	659.6	1,464.3	1,121.2
Cumulative effect of change in accounting principle, net of minority interest and tax	—	—	—	(18.5)
Net earnings	$753.8	$659.6	$1,464.3	$1,102.7

Basic earnings per common share:
Net earnings before cumulative effect of change in accounting principle	$.44	$.38	$.85	$.64
Cumulative effect of change in accounting principle, net	$ ―	$—	$ ―	$(.01)
Net earnings	$.44	$.38	$.85	$.63
Diluted earnings per common share:
Net earnings before cumulative effect of change in accounting principle	$.43	$.37	$.84	$.64
Cumulative effect of change in accounting principle, net	$ ―	$—	$ ―	$(.01)
Net earnings	$.43	$.37	$.84	$.63

Weighted average number of common shares outstanding:
Basic	1,724.3	1,746.2	1,727.6	1,746.1
Diluted	1,736.0	1,765.3	1,740.3	1,763.2

Dividends per common share	$.06	$—	$.12	$—

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Dollars in millions)

The following tables set forth the Company’s Operating Income before Depreciation and Amortization for the three and six months ended June 30, 2004 and 2003. The Company defines “Operating Income before Depreciation and Amortization” as net earnings adjusted to exclude the following line items presented in its Statement of Operations: Cumulative effect of change in accounting principle, net of minority interest and tax; Minority interest, net of tax; Equity in earnings (loss) of affiliated companies, net of tax; Provision for income taxes; Other items, net; Interest income; Interest expense; and Depreciation and amortization.

The Company uses Operating Income before Depreciation and Amortization, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since Operating Income before Depreciation and Amortization is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance. Operating Income before Depreciation and Amortization, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As Operating Income before Depreciation and Amortization excludes certain financial information compared with net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the SEC, the Company provides below reconciliations of Total Operating Income before Depreciation and Amortization to net earnings (loss) and Operating Income before Depreciation and Amortization for each segment to such segment’s operating income, the most directly comparable amounts reported under GAAP.

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

	Three Months Ended June 30, 2004
	Operating Income before Depreciation and Amortization	Depreciation and Amortization	Operating Income
Cable Networks	$671.4	$(63.5)	$607.9
Television	566.0	(37.9)	528.1
Radio	275.0	(8.5)	266.5
Outdoor	134.1	(56.5)	77.6
Entertainment	101.0	(33.2)	67.8
Video	136.8	(60.5)	76.3
Corporate expenses	(82.1)	(5.6)	(87.7)
Residual costs	(28.5)	―	(28.5)
Eliminations	(60.9)	―	(60.9)
Total	$1,712.8	$(265.7)	$1,447.1

	Three Months Ended June 30, 2003
	Operating Income before Depreciation and Amortization	Depreciation and Amortization	Operating Income
Cable Networks	$540.8	$(48.0)	$492.8
Television	429.2	(37.0)	392.2
Radio	273.0	(7.0)	266.0
Outdoor	133.0	(54.7)	78.3
Entertainment	104.7	(32.5)	72.2
Video	166.9	(61.6)	105.3
Corporate expenses	(45.0)	(5.6)	(50.6)
Residual costs	(36.6)	―	(36.6)
Eliminations	(4.1)	―	(4.1)
Total	$1,561.9	$(246.4)	$1,315.5

	Three Months Ended June 30,
	2004	2003

Total operating income before depreciation & amortization	$1,712.8	$1,561.9
Depreciation and amortization	(265.7)	(246.4)
Operating income	1,447.1	1,315.5
Interest expense	(182.7)	(195.8)
Interest income	3.7	3.9
Other items, net	31.4	8.5
Earnings before income taxes	1,299.5	1,132.1
Provision for income taxes	(527.6)	(456.1)
Equity in loss of affiliated companies, net of tax	(8.4)	(2.4)
Minority interest, net of tax	(9.7)	(14.0)
Net earnings before cumulative effect of change in accounting principle	753.8	659.6
Cumulative effect of change in accounting principle, net of minority interest and tax	—	―
Net earnings	$753.8	$659.6

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

	Six Months Ended June 30, 2004
	Operating Income before Depreciation and Amortization	Depreciation and Amortization	Operating Income
Cable Networks	$1,264.4	$(121.0)	$1,143.4
Television	937.1	(73.3)	863.8
Radio	481.5	(15.8)	465.7
Outdoor	202.1	(110.7)	91.4
Entertainment	166.3	(65.1)	101.2
Video	321.3	(120.1)	201.2
Corporate expenses	(113.0)	(11.2)	(124.2)
Residual costs	(56.9)	—	(56.9)
Eliminations	(59.0)	—	(59.0)
Total	$3,143.8	$(517.2)	$2,626.6

	Six Months Ended June 30, 2003
	Operating Income before Depreciation and Amortization	Depreciation and Amortization	Operating Income
Cable Networks	$1,020.7	$(95.7)	$925.0
Television	708.8	(74.0)	634.8
Radio	470.5	(13.9)	456.6
Outdoor	210.6	(106.9)	103.7
Entertainment	156.1	(62.4)	93.7
Video	377.3	(123.3)	254.0
Corporate expenses	(69.3)	(11.4)	(80.7)
Residual costs	(73.2)	―	(73.2)
Eliminations	(11.6)	―	(11.6)
Total	$2,789.9	$(487.6)	$2,302.3

	Six Months Ended June 30,
	2004	2003

Total operating income before depreciation & amortization	$3,143.8	$2,789.9
Depreciation and amortization	(517.2)	(487.6)
Operating income	2,626.6	2,302.3
Interest expense	(367.2)	(389.3)
Interest income	9.1	7.6
Other items, net	19.8	20.9
Earnings before income taxes	2,288.3	1,941.5
Provision for income taxes	(782.4)	(786.3)
Equity in loss of affiliated companies, net of tax	(10.5)	(2.4)
Minority interest, net of tax	(31.1)	(31.6)
Net earnings before cumulative effect of change in accounting principle	1,464.3	1,121.2
Cumulative effect of change in accounting principle, net of minority interest and tax	―	(18.5)
Net earnings	$1,464.3	$1,102.7

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Free cash flow reflects the Company’s net cash flow from operating activities less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As free cash flow deducts capital expenditures from net cash flow provided by operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected. The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash flow provided by operating activities.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net cash flow provided by operating activities	$1,150.8	$1,011.3	$2,079.4	$1,710.7
Less capital expenditures	137.5	121.5	249.5	229.4
Free cash flow	$1,013.3	$889.8	$1,829.9	$1,481.3

The following table presents a summary of the Company’s cash flows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net cash flow provided by operating activities	$1,150.8	$1,011.3	$2,079.4	$1,710.7
Net cash flow used for investing activities	$(141.0)	$(1,349.2)	$(274.6)	$(1,508.8)
Net cash flow provided by (used for) financing activities	$(355.8)	$555.1	$(942.2)	$48.0

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

The following tables reconcile operating income for the Television and Entertainment segments, Corporate Expenses and total Company, excluding the impact of the 2004 severance charges to reported operating income for the three and six months ended June 30, 2004 and 2003.

	Three Months Ended June 30,		Better/	Six Months Ended June 30,		Better/
	2004	2003	(Worse)%	2004	2003	(Worse)%
Television:
Operating income, excluding charge	$538.5	$392.2	37%	$874.2	$634.8	38%
2004 severance charge	(10.4)	—		(10.4)	―
Operating income	$528.1	$392.2	35%	$863.8	$634.8	36%

Entertainment:
Operating income, excluding charge	$78.2	$72.2	8%	$111.6	$93.7	19%
2004 severance charge	(10.4)	―		(10.4)	—
Operating income	$67.8	$72.2	(6)%	$101.2	$93.7	8%

Corporate Expenses:
Operating loss, excluding charge	$(52.3)	$(50.6)	(3)%	$(88.8)	$(80.7)	(10)%
2004 severance charge	(35.4)	—		(35.4)	―
Operating loss	$(87.7)	$(50.6)	(73)%	$(124.2)	$(80.7)	(54)%

Total Company:
Operating income, excluding charges	$1,503.3	$1,315.5	14%	$2,682.8	$2,302.3	17%
2004 severance charges	(56.2)	―		(56.2)	—
Operating income	$1,447.1	$1,315.5	10%	$2,626.6	$2,302.3	14%

The following tables present a reconciliation of Viacom’s revenues and operating income, excluding contributions from the Video segment to reported revenues and operating income for the three months ended June 30, 2004 and 2003. This reconciliation is provided as the Company’s original plan was to have completed the separation of Blockbuster during the second quarter of 2004.

	Three Months Ended June 30,		Better/	Six Months Ended June 30,		Better/
	2004	2003	(Worse)%	2004	2003	(Worse)%
Total Company:
Revenues, excluding Video segment	$5,446.6	$5,055.7	8%	$10,744.9	$9,618.7	12%
Video revenues	1,421.2	1,392.2		2,924.3	2,910.0
Eliminations	(26.0)	(29.6)		(55.0)	(59.6)
Revenues, as reported	$6,841.8	$6,418.3	7%	$13,614.2	$12,469.1	9%

Total Company:
Operating income, excluding Video segment	$1,370.6	$1,211.9	13%	$2,427.8	$2,048.6	19%
Video operating income	76.3	105.3		201.2	254.0
Eliminations	.2	(1.7)		(2.4)	(.3)
Operating income, as reported	$1,447.1	$1,315.5	10%	$2,626.6	$2,302.3	14%

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions, except per share amounts)

The following tables reconcile, for the three and six months ended June 30, 2004, Viacom’s net earnings and earnings per share adjusted to exclude the 2004 severance charges and, for the six months, adjusted to exclude the non-recurring tax benefit from the resolution of the Company’s federal income tax audit for the years 1997 through May 4, 2000 to reported net earnings and diluted earnings per share. The Company believes that adjusting its financial results for these items provides investors with a clearer perspective on the current underlying financial performance of the Company.

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Adjusted net earnings	$787.6	$659.6	$1,357.3	$1,102.7
Adjustments to reconcile adjusted net earnings:
2004 severance charges, net of tax	(33.8)	—	(33.8)	—
Resolution of federal income tax audit, net of minority interest	―	―	140.8	―
Net earnings	$753.8	$659.6	$1,464.3	$1,102.7
Reconciliation of adjusted EPS to EPS:
Adjusted net earnings per diluted share	$.45	$.37	$.78	$.63
2004 severance charges, net of tax	(.02)	―	(.02)	―
Resolution of federal income tax audit, net of minority interest	―	―	.08	―
Net earnings per diluted share	$.43	$.37	$.84	$.63

For 2003, the Company reported operating income, net earnings (before cumulative effect of change in accounting principle) and diluted earnings per share excluding the impairment of goodwill and other long-lived assets pursuant to SFAS No. 142 “Goodwill and Other Intangibles” and SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Company believes that adjusting its financial results for a non-cash charge (“2003 Blockbuster charge”) related to a reduction in Blockbuster’s goodwill and other long-lived assets provides investors with a clearer perspective on the current underlying operating performance of the Company. Management uses operating income excluding the charge as an internal measure of business operating performance.

	Twelve Months Ended December 31, 2003	2004 Business Outlook

Total Company:
Operating income, excluding charge	$4,930.7
2003 Blockbuster charge	1,304.9
Operating income	3,625.8	12% - 14%

Adjusted net earnings	$2,450.7
Adjustments to reconcile adjusted net earnings to net earnings:
2003 Blockbuster charge, net of minority interest and taxes	(1,015.3)
Net earnings	$1,435.4
Reconciliation of adjusted EPS to EPS:
Adjusted net earnings per diluted share	$1.39
2003 Blockbuster charge, net of minority interest and taxes	(.58)
Net earnings per diluted share	$.82	13% - 15%